   As filed with the Securities and Exchange Commission on August 11, 1998

                                                      Registration No. 333-59121

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           _________________________


                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                              ____________________


                            KOPPERS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                                       25-1588399
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                    Identification Number)



     436 Seventh Avenue                                    15219-1800
  Pittsburgh, Pennsylvania                                 (Zip Code)
   (Address of Principal
     Executive Offices)


          KOPPERS INDUSTRIES, INC. STOCK REDEMPTION AND PURCHASE PLAN
                            (Full title of the plan)

                              ____________________


         Walter W. Turner
President and Chief Executive Officer                 Copy to:
     Koppers Industries, Inc.                Clayton A. Sweeney, Esquire
        436 Seventh Avenue            Sweeney Metz Fox McGrann & Schermer L.L.C.
 Pittsburgh, Pennsylvania  15219-1800             11 Stanwix Street
         (412) 227-2001                   Pittsburgh, Pennsylvania  15222
     (Name, address, and telephone                  (412) 918-1100
      number, including area code,
         of agent for service)

                         DE-REGISTRATION OF SECURITIES

          Pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 22, 1997, the Registrant registered an aggregate of 175,000 shares of its common stock $0.01 par value ("Common Stock"), to be offered pursuant to the Registrant's Stock Redemption and Purchase Plan. The offering of Common Stock registered pursuant to said Registration Statement has been terminated, and the Registrant hereby removes from registration 109,106 shares of Common Stock, representing the shares of Common Stock that were not sold in said offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Pennsylvania on this 10/th/ day of August, 1998.

                                         KOPPERS INDUSTRIES, INC.


                                         By: /s/  Walter W. Turner
                                             ------------------------
                                                 Walter W. Turner
                                              Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


Name                         Title(s)                            Date
----                         --------                            ----

/s/ Walter W. Turner         Chairman, President and Chief       August 10, 1998
-----------------------      Executive Officer and Director
Walter W. Turner


          *                  Vice President and                  August 10, 1998
----------------------       Chief Financial Officer
Donald E. Davis


          *                  Director                            August 10, 1998
----------------------
Christian L. Oberbeck


/s/ Clayton A. Sweeney       Director                            August 10, 1998
----------------------
Clayton A. Sweeney


          *                  Director                            August 10, 1998
---------------------
Brooks C. Wilson


          *                  Director                            August 10, 1998
---------------------
N. H. Prater


* By Power of Attorney